                                                            AMENDED AND RESTATED
                                                          THROUGH APRIL 26, 1999


                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                             CANNONDALE CORPORATION


                           ARTICLE I - IDENTIFICATION

         Section 1. Identification. The name of the Corporation is Cannondale Corporation.

         Section 2. Corporate Seal. Upon the seal of the Corporation shall appear the name of the Corporation and the state and year of incorporation and the words "Corporate Seal".

         Section 3. Offices. The registered office of the Corporation shall be located in Wilmington, Delaware. The Corporation may also have offices at such other places, within and without the State of Delaware, as the Board of Directors ("Board") may determine from time to time or the business of the Corporation may require.

                      ARTICLE II - MEETING OF STOCKHOLDERS

         Section 1. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at the principal office of the Corporation, or at such other place, within or without the State of Delaware, as shall be designated by the Board or the Chairman or the President and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. An annual meeting of the stockholders shall be held each year on such date in the first six months of the Corporation's fiscal year as shall be designated by the Board, the Chairman of the Board, if any, or the President, or in the absence of such designation, on the first Tuesday of the seventh month of the fiscal year, if not a legal
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holiday, and if a legal holiday, then on the next succeeding business day, or on such other date as shall be fixed by the Board or the Chairman or President of the Corporation and stated in the notice of the meeting. At such meeting the stockholders shall elect by plurality vote directors to fill the directorships whose terms expire at such meeting and shall transact such other business as may properly be brought before the meeting.

         Section 3. Special Meetings. Unless otherwise prescribed by law or by the Amended and Restated Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called only by the Board, the Chairman of the Board, if any, or the President.

         Section 4. Notice of Meetings. Except as may otherwise be required by law, written notice of each meeting of stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days prior to each meeting, to each stockholder entitled to vote at such meeting by leaving such notice with him personally or by transmitting such notice with confirmed delivery (including by telegram, telefax or other form of recorded communication, provided that delivery of such notice in written form is confirmed in a signed writing), to his residence or place of business, or by depositing such notice in the mails in a postage prepaid envelope addressed to him at his address as it appears on the corporate records.

         Section 5. Quorum; Adjournment. Except as may otherwise be required by these Bylaws, by the Amended and Restated Certificate of Incorporation or by law, the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the stockholders.


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         If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 6. Required Vote. At a meeting of stockholders duly held and at which a quorum is present, the affirmative vote of the holders of a majority of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the stockholders, except as is otherwise provided by these Bylaws, by the Amended and Restated Certificate of Incorporation or by law.

         Section 7. Voting. Each stockholder shall, unless otherwise provided by law or by the Amended and Restated Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of capital stock registered to such stockholder.

         Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him as proxy, such authorization to be in such form as may now or hereafter be permitted by law. However, a proxy shall not be valid after three years from its date of execution, unless otherwise provided in the proxy. Every proxy shall be revocable by the stockholder authorizing it, except in those cases where an irrevocable proxy is permitted by law and the proxy shall state that it is irrevocable.


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         Section 9. Action Without A Meeting. No action required to, or which may be taken at a meeting of stockholders, may be taken without a meeting and without a vote, and the power of the stockholders of the Corporation to consent in writing without a meeting and a vote, to the taking of any action is specifically denied.

         Section 10. List of Stockholders. The officer or transfer agent who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared or made, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 11. Notice of Stockholder Business and Nominations.

         (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or the Chairman of the Board or (c) by any stockholder of the Corporation who was a stockholder of the Corporation of record at the time the notice provided for in this Section 11 is delivered to the Secretary of the Corporation and who is entitled to vote at the meeting and complies with the notice procedures set forth in this Section 11.


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         (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the paragraph (A)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the seventieth (70th) day nor earlier than the close of business on the ninetieth
(90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than twenty (20) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the later of (i) the seventieth (70th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf


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the proposal is made, and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment;
and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding common stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

         (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation in the class of directors next standing for election is increased and there is no public announcement by the Corporation naming all of the nominees for election to such class or specifying the size of the increased class at least eighty (80) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the


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principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meeting of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 11 is delivered to the Secretary of the Corporation, who shall be entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in the election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this
Section 11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of (i) the seventieth (70th) day prior to such special meeting, or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement


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of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 and (ii) if any proposed nomination or business is not in compliance with this Section 11, including if the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits or is part of a group which solicits proxies in support of such stockholder's proposal without the stockholder having made the representation required by clause
(c)(iv) of Section (A)(2) of this Bylaw, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

         (2) For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights (i) of stockholders to request inclusion of


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proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the
Exchange Act or (ii) of the holders of any series of Preferred Stock, if any, to elect directors under specified circumstances.

         Section 12. Inspectors of Election. At such times as may be required by applicable law, the Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

                        ARTICLE III - BOARD OF DIRECTORS

         Section 1. General Powers. Except as otherwise provided by law or the Amended and Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

         Section 2. Number, Election and Term of Office. The Board shall consist of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board. The Board shall be divided into three classes, as nearly equal in number as the then total number of members constituting the entire Board of Directors permits, with the term of office of one class expiring each year. The Board of Directors shall initially determine which of the Corporation's directors will be included in each of the three classes. The term of office of the directors in each of the first, second and third classes shall initially expire, respectively, at the first, second and third annual meetings next succeeding the effective date of the filing of the Amended and Restated


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Certificate of Incorporation of the Corporation which provides for such classification of the Board. Thereafter, each director shall serve, except in the event of death, resignation or removal, for a term of three years and until such director's successor is duly elected and qualified.

         Section 3. Resignation: Removal. Any director may resign at any time upon written notice to the Corporation. The holders of a majority of the shares then entitled to vote for the election of directors may remove with cause at any time any director or the entire Board of Directors. No such removal may be effected by such holders without cause.

         Section 4. Vacancies. (a) Unless otherwise provided in the Amended and Restated Certificate of Incorporation, any vacancy occurring on the Board, including a vacancy resulting from an increase in the authorized number of Directors, may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so chosen by the remaining director or directors to fill a vacancy, shall hold office until the next election of the class for which such director shall have been chosen and until such director's successor shall have been duly elected and qualified.

         (b) If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for a stockholder, may call a special meeting of stockholders, or may apply to the Court of Chancery for a decree summarily ordering an election of directors as provided by law.

         Section 5. Compensation of Directors. The directors may be reimbursed for any expenses of attendance at any meeting of the Board and/or may be paid a fixed sum for attendance at each meeting of the Board and/or a stated salary as director. No such reimbursement or payment shall preclude any director from serving the Corporation in any other


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capacity and receiving compensation therefor. Members of special or standing committees may be similarly reimbursed or compensated for attending committee meetings.

                 ARTICLE IV - MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Place. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 2. Regular Meetings. An annual regular meeting of each newly-elected Board shall be held at such time and place as shall be announced at the annual meeting of stockholders or at the last regular meeting of the Board preceding the annual meeting of the stockholders, and no further notice of such meeting to the newly-elected directors shall be necessary in order to hold the meeting. In the event of the failure to so announce the time and place of such meeting, or in the event that such meeting is not held at the time and place so announced, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board, or as shall be specified in a duly executed waiver of notice thereof. Other regular meetings of the Board may be held without notice at such times and places as the Board or the Chairman or the President of the Corporation shall from time to time determine.

         Section 3. Special Meetings. Special meetings of the Board may be called by any director, the Chairman, if any, or the President on at least two days' notice to each director, given either by mail, by facsimile transmission, telegram or other form of recorded communication or orally, in person or by telephone.

         Section 4. Quorum; Required Vote. At all meetings of the Board, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may otherwise be provided by law, by the Amended and


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Restated Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Notice of any such adjournment shall be given to any directors who were not present.

         Section 5. Written Consents. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

         Section 6. Participation in Meetings by Electronic Means. Members of the Board or any committee of the Board may participate in any meeting of the Board or of such committee by means of a conference telephone or similar communications equipment provided such equipment enables all persons participating in the meeting to hear one another, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

                       ARTICLE V - COMMITTEES OF THE BOARD

         Section 1. Designation. The Board of Directors shall have such standing committees as are provided for in these Bylaws and may, by resolution passed by a majority of the entire Board, constitute one or more standing or special committees of the Board, each such committee to have one or more members. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint


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another member of the Board to act at the meeting in the place of any such absent or disqualified member, provided that the Board member so appointed shall meet any requirements for committee membership set forth in these Bylaws or in the resolution of the Board constituting the committee. Any such committee shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent provided in these Bylaws or in the resolution of the Board, as in effect from time to time, constituting the committee or dealing with the scope of its powers, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Notwithstanding the foregoing, no such committee shall have any power or authority not permitted by law from time to time, including without limitation, authority to (a) amend these Bylaws or the Certificate of Incorporation, (b) adopt an agreement of merger or consolidation, or (c) recommend to the stockholders the sale, lease or exchange of substantially all of the Corporation's assets or property or a dissolution of the Corporation.

         Section 2. Minutes; Removal. Each committee shall keep records of its acts and proceedings and report the same to the Board as and when required. Any member may be removed from a committee, with or without cause, by the affirmative vote of a majority of the Board.

         Section 3. Committee Meetings. Meetings of the committees of the Board may be called by the respective chairpersons thereof or by any member of the committee on at least two days' written or oral notice. At all meetings of the committee, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting thereof shall be the act of the committee, except as may otherwise be set forth in these Bylaws or provided by resolution of the Board.


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         Section 4. Standing Committees. The Corporation shall have the following standing committees:

         Compensation Committee. The Compensation Committee shall be composed of at least three directors, at least a majority of whom shall not be officers or employees of the Corporation. The Compensation Committee shall be responsible for approving and recommending as necessary to the Board of Directors the compensation arrangements for key management personnel of the Corporation and the Corporation's subsidiaries and affiliates. The Compensation Committee shall also be responsible for making recommendations to the Board of Directors with respect to the adoption of any incentive compensation, retirement or other similar plans benefiting the directors, officers and other key employees of the Corporation and the Corporation's subsidiaries and affiliates.

         Audit Committee. The Audit Committee shall be composed of two or more directors who are not officers or employees of the Corporation. The Audit Committee shall be responsible for (i) recommending to the Board the firm to be appointed by the Corporation as its independent auditors; (ii) consulting with the Corporation's auditors on the plan of audit; (iii) reviewing with the Corporation's auditors the proposed audited financial statements of the Corporation and its consolidated subsidiaries, and accompanying management letter, if any, and reporting on same to the Board; and (iv) reviewing with the Corporation's auditors periodically the adequacy of the Corporation's internal controls and where necessary, consulting with the Corporation's Chief Financial Officer and other financial personnel regarding same. The Audit Committee shall also be responsible for reviewing all related party transactions to which the Corporation is a party for potential conflicts of interest and making appropriate recommendations to the Board regarding same.


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                 ARTICLE VI - EXCEPTIONS TO NOTICE REQUIREMENTS

         Section 1. Exception. Whenever notice is required to be given by law, by the Amended and Restated Certificate of Incorporation or by these Bylaws to any stockholder to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (b) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver or cause to be delivered to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.

         Section 2. Waiver of Notice. Whenever any notice is required to be given by law, by the Amended and Restated Certificate of Incorporation, or by these Bylaws, a written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the time stated in the notice, shall be deemed the equivalent of notice. Attendance of a stockholder at a meeting of stockholders or a director at a meeting of the Board or a committee thereof shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Amended and Restated Certificate of Incorporation or these Bylaws.


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                             ARTICLE VII - OFFICERS

         Section 1. Designation; Election. A President, a Secretary and when deemed necessary by the Board, a chairman of the board, one or more vice presidents, a treasurer and such other officers and assistant officers shall be elected by the Board to hold office until their respective successors are duly elected and qualified or until their earlier resignation or removal. Any number of offices may be held by the same person.

         Section 2. Resignation: Removal. Unless otherwise provided in any contract with the Corporation, any officer may resign or be removed at any time. An officer who intends to resign shall give written notice to the Board in care of the Chairman, if any, or the President. Any officer elected by the Board may be removed with or without cause at any time by the Board.

         Section 3. Vacancies. A vacancy occurring in any office may be filled for the unexpired portion of the term of office by action of the Board.

         Section 4. Chairman of the Board. The Chairman of the Board, when elected, shall preside at all meetings of the stockholders and Board, discharging the duties incumbent upon a presiding officer. The Chairman shall have and perform such other duties as may from time to time be assigned by the Board.

         Section 5. President. The President shall be the chief executive officer of the Corporation and in such capacity shall have the general powers and duties of supervision and management of the Corporation. In the absence or non-election of a Chairman, the President shall preside at all meetings of the stockholders and Board. The President shall also have the direction of all other officers, employees and agents of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform such other


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
duties and exercise such other powers as these Bylaws may provide or the Board may assign from time to time.

         Section 6. Vice Presidents. Vice Presidents, when elected, shall have the powers and perform the duties as the Board or the President may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the President, or in case of his absence or inability to act, the Vice President designated by the Board or the President, shall perform the duties of the President and, when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.

         Section 7. Secretary. The Secretary shall attend all meetings of the stockholders, the Board and any committee of the Board and shall keep true and complete records of the proceedings of such meetings, and shall also file any written consents of the stockholders, the Board and any committees. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and the Board. The Secretary shall also perform such other duties as these Bylaws may provide or the Board or the President may assign from time to time.

         Section 8. Assistant Secretary. When elected, the Assistant Secretary shall have such powers and perform such duties as the President, Secretary or the Board may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the Secretary, or in case of the Secretary's absence or inability to act, the Assistant Secretary shall perform the duties of the Secretary and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

         Section 9. Treasurer. The Treasurer shall keep correct and complete records of account showing accurately at all times the financial condition of the Corporation. The Treasurer shall also act as legal custodian of the corporate funds, and other valuables, including securities, that may come from time to time into possession of the Corporation, and shall promptly deposit


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
all such funds in the name and to the credit of the Corporation in such depositories as may be designated by the Board. Whenever requested by the Board, the Treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as these Bylaws may provide or the Board or the President may assign.

         Section 10. Assistant Treasurer. When elected, the Assistant Treasurer shall have such powers and perform such duties as the President, Treasurer or the Board may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the Treasurer, or in case of the Treasurer's absence or inability to act, the Assistant Treasurer shall perform the duties of the Treasurer and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

         Section 11. Other Officers. Such other officers as are appointed shall exercise such duties and have such powers as the Board may assign.

         Section 12. Transfer of Authority. In case of the absence of any officer of the Corporation or for any other reason that the Board may deem sufficient, the Board may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board approves.

                           ARTICLE VIII- CAPITAL STOCK

         Section 1. Consideration and Payment. The capital stock may be issued for such consideration as may be fixed from time to time by the Board, provided, however, that the consideration may not be less than the par value of any of such stock having a par value. Payment of such consideration may be made, in whole or in part, (a) in cash, securities or other property of any description, or any interest therein, (b) in labor or services rendered to or for the benefit of the Corporation, or (c) by the payment of that portion of the consideration determined


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
to be capital in the manner specified in either clause (a) or (b) and the balance by delivery of a binding obligation. No certificate shall be issued for any shares until such shares are fully paid.

         Section 2. Certificates Representing Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or a vice-chairman of the Board, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Board may direct a new share certificate or uncertificated share to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated share, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate alleged


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
to have been lost, stolen or destroyed or the new certificate or uncertificated share issued in replacement thereof.

         Section 4. Transfer of Stock. The Corporation or its transfer agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law, by the Amended and Restated Certificate of Incorporation or a bylaw of the Corporation or by any contract or agreement to which the Corporation is a party.

         Section 5. Record Date. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which date shall not precede the date upon which the resolution fixing the record date is adopted, and which date shall not be more than 60 nor less than 10 days before the date of the meeting. If a record date is not fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date


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
upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                         ARTICLE IX - GENERAL PROVISIONS

         Section 1. Dividends. To the extent permitted by law and subject to any limitations or conditions contained in the Amended and Restated Certificate of Incorporation, dividends may be declared by resolution duly adopted by the Board and may be paid in cash, property or in shares of the capital stock of the Corporation.

         Section 2. Reserves. Before payment of any dividend, the Board may set aside out of any funds of the Corporation available for dividends such sum or sums as the Board, in its absolute discretion, may determine as a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain any property of the Corporation or to serve other purposes conducive to the interests of the Corporation. The Board may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

                         ARTICLE X - AMENDMENT OF BYLAWS

         The stockholders or Board may amend or repeal these Bylaws or adopt new bylaws, provided, however, that any amendment or repeal of these Bylaws or adoption of new bylaws by the stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the issued and outstanding shares of the Corporation's capital stock entitled to vote thereon.


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
                          ARTICLE XI - INDEMNIFICATION

         Section 1. Indemnity. The Corporation shall indemnify, to the maximum extent permitted by applicable law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         Unless ordered by a court, requests for indemnification made by any such person (including, without limitation, by a director or former director of the Corporation), shall be in writing and delivered to the President of the Corporation for presentation to and consideration at the next scheduled meeting of the Board, or at a special meeting called for such purpose; and indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that such indemnification is required or permitted by law. Such determination shall be made (a) by the Board, by a majority vote of a quorum consisting of disinterested directors, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel (who may be counsel to the Corporation) in a written opinion, or (c) by the stockholders.

         Section 2. Expenses. Expenses incurred by an officer or director in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer seeking indemnification to repay such amount in the event that it shall be ultimately determined that such director or officer is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. The term "expenses," as used in this Article XI, shall include, without limitation, costs of and expenses incurred in connection with or in preparation for litigation, attorneys' fees, judgments, fines, penalties, amounts paid in settlement, excise taxes in respect of any employee benefit plan of the Corporation, and interest on any of the foregoing.

         Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any such person so serving the Corporation or at the request of the Corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability pursuant to law.

         Section 4. Legal Representatives. The indemnification and advancement of expenses provided by this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 5. Nonexclusivity. The indemnification and advancement of expenses provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         Section 6. Consolidation or Merger. For the purposes of this Article XI, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.


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